Exhibit 99.1

FOR IMMEDIATE RELEASE

                                                        FOR INFORMATION CONTACT:
                                                Debbie Lucas (dlucas@amreit.com)
                                                          AmREIT, (713) 850-1400

         AmREIT REPORTS STRONG 2005 YEAR END AND FOURTH QUARTER RESULTS;
                       FFO PER SHARE GREW 9% FOR THE YEAR

HOUSTON, March 15, 2006 - AmREIT (AMEX: AMY), a Houston-based real estate investment trust, announced today financial results for the fourth quarter and year end 2005. Following are the financial highlights:

     o Funds from Operations (FFO) available to our Class A shareholders for the year ended December 31, 2005 were $3.6 million or $0.70 per share. This is a 9% increase over year end 2004 reported FFO of $2.1 million or $0.64 per share (as adjusted for non-cash charges to earnings);
     o Funds from Operations (FFO) available to our Class A shareholders for the fourth quarter 2005 were $1.7 million, or $0.27 per share. This compares to fourth quarter 2004 reported FFO loss of $965 thousand or a loss of $0.28 per share;
     o Total FFO available to all common shareholders for the year ended December 31, 2005 was $12.9 million and we paid dividends to all classes of common shareholders of $11.8 million. This compares to 2004 where we reported FFO available to all common shareholders of $6.6 million (as adjusted for non-cash charges to earnings) and dividends to all classes of common shareholders of $6.0 million;
     o Revenues for the fourth quarter 2005 increased to $12.6 million as compared to $4.9 million for the same period in 2004. For the year, revenues were $34.7 million as compared with revenues of $15.3 million for 2004, a 127% year over year increase;
     o Net income available to our class A common shareholders for the year ended December 31, 2005 was $881,000, or $0.17 per share. This compares to a loss of $3.9 million for 2004 or a loss of $1.19 per share;
     o Net income available to our class A common shareholders for the fourth quarter 2005 was $2.1 million, or $0.33 per share. This compares to fourth quarter 2004 reported net loss of $1.6 million or ($0.48) per share;
     o During 2005, we sold 10 non-core assets from our portfolio, generating a gain on sale of $3.4 million. Additionally, we sold six properties merchant development properties that were held for re-sale, generating $3.2 million in gains on sale;
     o The Board of Trust Managers declared dividends of $0.50 per class A common share during 2005, which were paid out on a monthly basis, as compared to dividends declared of $0.48 during 2004. This represents an annual increase in dividends of 4.2%.
     o Total assets increased from a book value of $203 million to a book value of $315 million for the year, a 55% increase.

AmREIT's business model and therefore its financial results are broken down into three distinct businesses. First, as a real estate development and operating company we create value by providing construction, development, acquisition, disposition, brokerage, leasing and property management services to our own portfolio, to third parties, and to our affiliated asset advisory group. Second, we have a portfolio of Irreplaceable CornersTM, which provides a solid foundation for our revenue growth through its steady stream of rental income. Finally, we have an asset advisory group that has historically raised private capital for our merchant development partnership funds. These three segments collectively contribute to our overall financial growth and earnings.

"We have and will continue to focus on creating value for our shareholders by growing our Net Asset Value (NAV) on a per share basis, while at the same time growing our FFO on a per share basis," said Chad C. Braun, AmREIT's chief financial officer. "Our business model allows us to be active in up and down cap rate markets. In a market where cap rates continue to be compressed and interest rates are on the rise, we will shift focus and grow our asset advisory group and real estate development group. These businesses allow us to develop and sell properties and generate transactional income for services provided to grow earnings and value."

Real Estate Development and Operations

Our real estate development group generated $7.8 million (including discontinued operations and net of construction expense) in revenue during 2005, up 152% as compared to the $3.1 million generated in 2004. We anticipate this business to generate total 2006 revenues of $10.6 million (net of construction expense), a 36% expected annual increase.

Expenses associated with this line of business were approximately $5.0 million. Revenues are further reduced by the allocation of dividends on our non-traded shares on a pro-rata basis based on net income contribution of the segment ($2.3 million allocated to this group), resulting in net income to our class A shares of $450,000.

FFO contributions from this segment totaled approximately $450,000, or $0.08 per share for the year, representing approximately 27% of total FFO per share for 2005. Anticipated FFO per share for 2006 from this segment is budgeted at $0.13 to $0.15 a share, or approximately 17% of total 2006 budgeted FFO. This business is transactional and the timing of these contributions from quarter to quarter is hard to predict.

Fee income generated during 2005 by this group related to services provided to third parties and our affiliated asset advisory group totaled $5.8 million (net of construction expense). For 2006 we have budgeted fee income from this segment to be $8.5 million, a 47% increase.

Our pipeline of development opportunities for third parties and for our asset advisory group includes approximately 700,000 square feet under various stages of development and an additional 600,000 square feet in various stages of pre-development. Together, this represents over $111 million in active development projects. Of this, 690,000 square feet is scheduled for completion in 2006.

Our merchant development program, which buys and builds properties with the intent to sell, generated profits of $3.2 million during 2005. In 2006 we anticipate merchant development profits to be $2.1 million for the year.

Asset Advisory Group

For 20 years we have been raising private capital for our real estate merchant development partnership funds and building relationships in the financial planning community, earning fees and sharing in profits from those activities. To date, we have sponsored six actively managed income and growth funds, with the first two having substantially liquidated and generating back end profit participation to the general partners.

These remaining funds are anticipated to enter their liquidation phases in 2008, 2010, 2011 and 2012, respectively. As these funds enter into liquidation, we expect to receive economic benefit from our profit participation, after certain preferred returns have been paid to the partnerships' limited partners.

As of December 31, 2005, we had $61 million in equity capital under management in four funds. For the year, this group generated total revenues of $1.7 million, with $1.2 million related to securities commissions earned on sales of units in our merchant development funds and $495,000 related to recurring asset management fees. We anticipate asset management fees to increase 88% in 2006 to $930,000.

Expenses associated with this line of business were approximately $2.1 million, comprised of $864,000 in securities commission expense and $1.2 million of general and administrative expense. This results in a net loss to our class A shares of $427,000.

The asset advisory group reduced FFO by approximately $327,000, or $0.06 per share for the year. Anticipated FFO per share for 2006 from this segment is budgeted at $0.02 to $0.03 a share, or approximately 2% of total 2006 FFO. The asset advisory group is anticipated to increase its contribution to FFO as we grow equity under management from the current $61 million to an anticipated critical mass of $250 million within the next twenty-four months. As our existing funds enter into liquidation, they can produce general partner back end interest, which can provide additional contributions to FFO.

Portfolio of Irreplaceable Corners

Our portfolio acts as the primary source of recurring income to our business model, contributing approximately 66% in total revenues, and consists of premier retail properties typically located on "Main and Main" intersections in high-traffic, highly populated affluent areas. As of December 31, 2005, we owned 49 properties, located in 15 states. Approximately 81% of our rental income is derived from multi-tenant, grocery anchored and lifestyle shopping centers. The remaining 22% comes primarily from single tenant, parent company guaranteed leased properties.

The portfolio generated $23.0 million in operating revenue during 2005, up 123% as compared to the $10.3 million generated in 2004. Additionally, based on selling non-core assets, the portfolio generated income from discontinued operations of $4.6 million during 2005. We anticipate this business to generate total 2006 operating revenues of $33.1 million, a 44% annual increase.

Expenses associated with our portfolio were approximately $20.3 million, comprised of $4.8 million in property expenses, $6.0 million in depreciation and amortization, $5.8 million in interest expense and $3.1 million in general and administrative expense. Revenues are further reduced by the allocation of dividends on our non-traded shares on a pro-rata basis based on net income contribution of the segment ($6.9 million allocated to this group), resulting in net income to our class A shares of $930,000.

FFO contributions from the portfolio totaled approximately $3.6 million or $0.68 per share for the year, representing approximately 81% of total FFO per share for 2005. Anticipated FFO per share for 2006 from this segment is budgeted at $0.56 to $0.59 a share, or approximately 81% of total 2006 FFO. This is a recurring and dependable income stream that supports the monthly dividends.

Our overall occupancy as of December 31, 2005 was approximately 96.4%.

During the year we acquired three shopping center properties, representing approximately 255,000 square feet, for an investment of over $110 million. One property was acquired in Houston, Texas during the second quarter, one in San Antonio, Texas during the third quarter and one in Dallas, Texas during the fourth quarter.

Consistent with our continued strategy of selling non-core assets, we sold eight single tenant properties during the fourth quarter of 2005, representing approximately 91,000 square feet. Three of the properties were located in Texas, one in Minnesota, one in Missouri, one in Louisiana, one in Mississippi and one in Colorado. The sale generated a gain of approximately $2.8 million.

"Our balance sheet is conservatively leveraged, with a debt to asset ratio of 40% based on book value of our assets," said Chad C. Braun, AmREIT's chief financial officer. "The combination of great real estate assets and conservative leverage gives us great opportunity and flexibility during 2006."

AmREIT updates earnings guidance on a quarterly basis.

CONFERENCE CALL

AmREIT will hold its quarterly conference call to discuss fourth quarter and year end results Thursday, March 16, at 10:00 am Central Time (11:00 am Eastern
Time). Interested parties are encouraged to access the live webcast by visiting the investor relations page of AmREIT's website at www.amreit.com. The dial-in number for the call is 1-877-407-8031. The call will also be available for replay for 60 days by dialing 1-877-660-6853, account number 286, ID number 191232.

The company has published additional forward-looking statements in its fourth quarter and year end 2005 supplemental information package that may help investors estimate earnings for 2006. A copy of the company's fourth quarter and year end 2005 supplemental information will be available on the company's web site at www.amreit.com or by written request to Debbie Lucas, Investor Relations, AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information for the quarter ended December 31, 2005. AmREIT may, but assumes no obligation to, update information in the supplemental package from time to time.

ABOUT AmREIT

AmREIT (AMEX: AMY) is a growing real estate company that has delivered results to our investors for 21 years. Our mission is to establish a real estate business that can realize growth in income in any market cycle - a company with strong earnings power from multiple sources. This mission has led us into three distinct businesses. First, as a real estate development and operating company, we construct, develop, acquire, dispose of, broker, lease and manage properties for our shareholders as well as for our asset advisory group and third parties. Second, we have an asset advisory group which raises private capital for and generates fees from our merchant development partnership funds. And third, we own a portfolio of "Irreplaceable Corners(TM)" - premier retail properties in high-traffic, highly populated areas - which are held for long-term value and provide a steady stream of rental income. As of December 31, 2005, AmREIT has over 1.3 million square feet of retail centers in various stages of development or in the pipeline for both our advisory group and for third parties. Since listing on the AMEX in July 2002, our total assets have grown from a book value of $32 million to $315 million, and equity within our asset advisory group has grown from $15 million to $61 million.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management's beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any public or private securities from the company. The purchase of any securities may only be made pursuant to a prospectus.

For more information, call Debbie Lucas, Vice President Investor Relations & Corporate Communications of AmREIT, at (713) 850-1400, or Chad Braun, Chief Financial Officer of AmREIT, 713-850-1400. AmREIT is online at
TUwww.amreit.comUT.

                               (Tables to Follow)

                                Operating Results
                 (in thousands, except share and per share data)

                                                  Three Months Ended         Twelve Months Ended
                                                      December 31,                December 31,
                                                ------------------------    ------------------------
                                                   2005          2004          2005          2004
                                                ----------    ----------    ----------    ----------
Revenues:
     Rental income from operating
        leases                                  $    6,816    $    3,104    $   20,484    $    8,200
     Earned income from direct financing
        leases                                         508           507         2,030         2,029
     Real estate fee income                            133           353           485           409
     Real estate fee income - related
        party                                        1,219           135         4,588         1,443
     Construction revenue                            1,636             -         2,302             -
     Construction revenue - related party            1,361             -         2,434             -
     Securities commission income                      644           688         1,163         2,742
     Asset management fee income                       128           116           495           361
     Interest and other income                         191            35           705            82
                                                ----------    ----------    ----------    ----------
                           Total revenues           12,636         4,938        34,686        15,266

Expenses:
     General and administrative                      2,553         1,193         6,356         4,600
     Property expense                                2,101           630         4,860         1,418
     Construction expense                            2,784             -         4,283             -
     Legal and professional                            431           686         1,859         1,646
     Securities commissions                            476           530           864         2,081
     Depreciation and amortization                   1,879           763         6,046         1,817
     Deferred merger costs                               -             -             -         1,682
                                                ----------    ----------    ----------    ----------
                           Total expenses           10,224         3,802        24,268        13,244

Operating  income                                    2,412         1,136        10,418         2,022

Income from merchant development funds
      and other affiliates                             (27)          881           161         1,121
Federal income tax (expense)/benefit                   111          (225)         (379)          (77)
Interest expense                                    (1,691)       (1,164)       (6,412)       (3,290)
Minority interest in income of
        consolidated joint ventures                    (20)          (54)         (241)         (186)
                                                ----------    ----------    ----------    ----------
Income (loss) before discontinued
      operations                                       785           574         3,547          (410)

Income (loss) from discontinued
        operations                                   1,863          (906)        3,356          (829)
Gain on sale of real estate acquired for
        resale                                       2,351            68         3,223         1,827
                                                ----------    ----------    ----------    ----------
Net income (loss)                                    4,999          (264)       10,126           588

Distributions paid to class B, C and D
     shareholders                                   (2,897)       (1,366)       (9,245)       (4,454)
                                                ----------    ----------    ----------    ----------
Net income (loss) available to class A
     shareholders                               $    2,102    $   (1,630)   $      881    $   (3,866)
                                                ==========    ==========    ==========    ==========

                 (in thousands, except share and per share data)

                                                   Three Months Ended            Twelve Months Ended
                                                      December 31,                  December 31,
                                                --------------------------    --------------------------
                                                   2005           2004           2005           2004
                                                -----------    -----------    -----------    -----------
RECONCILIATION OF INCOME (LOSS) BEFORE
DISCONTINUED OPERATIONS TO FUNDS FROM
OPERATIONS ("FFO"):
     Income (loss) before discontinued
       operations                               $       785    $       574    $     3,547    $      (410)
     Income (loss) from discontinued
       operations                                     4,214           (838)         6,579            998
     Depreciation - from operations                   2,210            648          5,952          1,674
     Depreciation - from discontinued
       operations                                       177             60            111            297
     Adjustments for non-consolidated
       affiliates                                        35              9            100             29
     Gain on sale of real estate held
       for investment                                (2,805)           (52)        (3,400)          (137)
     Class B, C and D distributions                  (2,897)        (1,366)        (9,245)        (4,454)
                                                -----------    -----------    -----------    -----------
     FFO available to class A shares            $     1,719    $      (965)   $     3,644    $    (2,003)

BASIC AND DILUTED PER CLASS A SHARE
DATA:
     Loss before discontinued
       operations                               $     (0.33)   $     (0.23)   $     (1.09)   $     (1.50)
     Income (loss) from discontinued
       operations                                      0.65          (0.24)          1.26           0.31
                                                -----------    -----------    -----------    -----------
     Net income (loss)                          $      0.32    $     (0.47)   $      0.17    $     (1.19)

     FFO                                        $      0.27    $     (0.28)   $      0.70    $     (0.62)

SHARE DATA:
Weighted average class A common shares
     used to compute net income
     per share, basic and diluted                 6,446,377      3,431,394      5,204,914      3,251,285

MARKET CAPITALIZATION TABLE:

Common Shares Outstanding (12/31/05)   Number of Shares    Price    Market Equity
------------------------------------   ----------------   -------   -------------
Class A, net of treasury shares               6,401,537   $  6.90   $       44.17M
Class B                                       2,148,649   $  6.90   $       14.83M
Class C (priced at par value)                 4,119,923   $ 10.00   $       41.19M
Class D (priced at par value)                11,035,482   $ 10.00   $      110.35M
                                       ----------------             -------------
                               Total         23,705,591             $      210.54M

                            Balance Sheet Highlights
                                 (in thousands)

                                                 (Unaudited)
                                                December 31,   December 31,
                                                    2005          2004
                                                ------------   ------------
Real estate held for investment, net            $    241,301   $    157,031
Net investment in direct financing leases             19,212         19,219
Intangible lease cost, net                            17,761         10,628
Real estate held for resale, net                       3,569          6,326
Investment in merchant development funds
  and other affiliates                                 2,311          1,979
Total assets                                         314,971        203,151
Notes payable                                        114,687        105,964
Total liabilities                                    126,510        113,666
Minority interest                                      1,176          1,115
Total shareholders' equity                           187,285         88,370

                          Non-GAAP Financial Disclosure

This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. AmREIT's definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT's, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its FFO in accordance with this definition. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO as disclosed by other REITs may not be comparable to AmREIT's calculation.

Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:


                                                              Projected 2006
                                                                  Range
                                                         ------------------------    Historical
                                                            High          Low         12/31/05
                                                         ----------    ----------    ----------
Net (loss)/income available to class A shareholders      $    (0.41)   $    (0.45)   $     0.17
Depreciation and amortization                                  1.18          1.16          1.18
Less gain on sale of real estate                                  -             -         (0.65)
                                                         ----------    ----------    ----------
          FFO available to class A shareholders          $     0.77    $     0.71    $     0.70
                                                         ==========    ==========    ==========

                                       ###